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                                AMENDMENT NO. 14

                             PARTICIPATION AGREEMENT


The Participation Agreement (the "Agreement"), dated as of May 1, 1998, by and among AIM Variable Insurance Funds, a Delaware trust ("AVIF"); A I M
Distributors, Inc., a Delaware corporation ("AIM"); Transamerica Life Insurance
Company (formerly, PFL Life Insurance Company), an Iowa life insurance company
("LIFE COMPANY") and AFSG SECURITIES CORPORATION, a Pennsylvania corporation
("UNDERWRITER"), is hereby amended as follows:

Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:

                                   SCHEDULE A

FUNDS AVAILABLE UNDER THE CONTRACTS

Series I and II shares

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
AIM V.I. Basic Balanced Fund                 AIM V.I. Government Securities Fund
AIM V.I. Basic Value Fund                    AIM V.I. High Yield Fund
AIM V.I. Blue Chip Fund (effective June 12,  AIM V.I. International Core Equity Fund
2006, AIM V.I. Blue Chip Fund will merge     AIM V.I. International Growth Fund
into AIM V.I. Large Cap Growth Fund)         AIM V.I. Large Cap Growth Fund
AIM V.I. Capital Appreciation Fund           AIM V.I. Leisure Fund
AIM V.I. Capital Development Fund            AIM V.I. Mid Cap Core Equity Fund
AIM V.I. Core Equity Fund                    AIM V.I. Money Market Fund
AIM V.I. Demographic Trends Fund             AIM V.I. Real Estate Fund (will be renamed AIM
AIM V.I. Diversified Dividend Fund           V.I. Global Real Estate Fund, effective July 3, 2006)
AIM V.I. Diversified Income Fund             AIM V.I. Small Cap Equity Fund
AIM V.I. Dynamics Fund                       AIM V.I. Small Company Growth Fund (will be
AIM V.I. Financial Services Fund             renamed AIM V.I. Small Cap Growth Fund,
AIM V.I. Global Equity Fund                  effective July 3, 2006)
AIM V.I. Global Health Care Fund             AIM V.I. Technology Fund
                                             AIM V.I. Utilities Fund

SEPARATE ACCOUNTS UTILIZING THE FUNDS

o    Retirement Builder Variable Annuity Account

o    Legacy Builder Variable Life Separate Account

o    PFL Variable Life Account A

o    Separate Account VA A

o    PFL Corporate Account One (1940 Act Exclusion)

o    Separate Account VA B

o    Separate Account VA C

o    Separate Account VA D

o    Separate Account VA F

o    Separate Account VA I

o    Separate Account VA J

o    Separate Account VA-K

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o    Separate Account VA L

o    Separate Account VA P

o    Retirement Builder Variable Annuity Account

o    Separate Account VA Q

o    Separate Account VA R

o    Separate Account VA S

o    Separate Account VA X

o    Separate Account VA Y

CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS

o Transamerica Life Insurance Company Policy Form No. AV288 101 95 796 under marketing names: "Retirement Income Builder II Variable Annuity" and "Portfolio Select Variable Annuity"

o Transamerica Life Insurance Company Policy Form No. WL851 136 58 699 under the marketing name "Legacy Builder Plus"

o Transamerica Life Insurance Company Policy Form No. APUL0600 699 under the marketing name "Variable Protector"

o Transamerica Life Insurance Company Policy Form No. AV337 101 100397 under the marketing name "The Atlas Portfolio Builder Variable Annuity" Advantage V, Variable Universal Life Policy (1933 Act Exempt) -- WL 712 136 84 798 (may vary by state)

o Transamerica Life Insurance Company Policy Form No. AV720 101 148 102 under the marketing name "Transamerica Landmark Variable Annuity"

o Transamerica Life Insurance Company Policy Form No. AV400 101 107 198 under the marketing name "Transamerica Freedom Variable Annuity"

o Transamerica Life Insurance Company Policy Form No. AV710 101 147 102 under the marketing name "Transamerica EXTRA Variable Annuity"

o Transamerica Life Insurance Company Policy Form No. AV474 101 122 1099 under the marketing name "Transamerica Access Variable Annuity"

o Transamerica Life Insurance Company Policy Form No. AV288 101 95 796 under the marketing name "Premier Asset Builder Variable Annuity"

o Transamerica Life Insurance Company Policy Form No. AV288 101 95 796 under the marketing name "Principal-Plus Variable Annuity"

o Transamerica Life Insurance Company Policy Form No. AVI 200 1 0100 under the marketing name "Immediate Income Builder II"

o Transamerica Life Insurance Company policy Form No. AV721 101 149 1001 under the marketing name "Retirement Income Builder -- BAI Variable Annuity"

o Transamerica Life Insurance Company Policy Form No. AV721 101 149 1001 under the marketing name "Transamerica Preferred Advantage Variable Annuity"

o Transamerica Life Insurance Company Policy Form No. AV721 101 149 1001 under the marketing names: "Transamerica Opportunity Builder" and Transamerica Traditions

o Transamerica Life Insurance Company Policy Form No. AV288 101 95 796 under the marketing name Portfolio Select Variable Annuity

o    Transamerica Life Insurance Company Policy Form No. AV864 101 165 103

o    Transamerica Life Insurance Company Policy Form No. AV1025 101 178 903

o Transamerica Life Insurance Company Policy Form No. AV865 101 167 103 under the marketing name "Huntington Allstar Select"

o Transamerica Life Insurance Company Policy Form No. AV1025 101 178 903 under the marketing name "Transamerica Principium Advisor"

o Transamerica Life Insurance Company Policy Form No. AV1025 101 178 903 under the marketing name "Transamerica Axiom"

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Effective date:  May 1, 2006


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
                                                            AIM VARIABLE INSURANCE FUNDS


Attest:     /s/ Jim Coppedge                                By:         /s/ Robert H. Graham
        ----------------------------------------                        ------------------------------------
Name:       Jim Coppedge                                                Name:       Robert H. Graham
Title:      Assistant Secretary                                         Title:      President


                                                            A I M DISTRIBUTORS, INC.


Attest:     /s/ P. Michelle Grace                           By:         /s/ Gene L. Needles
        ----------------------------------------                        ------------------------------------
Name:       P. Michelle Grace                               Name:       Gene L. Needles
Title:      Assistant Secretary                             Title:      President


                                                            TRANSAMERICA LIFE INSURANCE COMPANY


Attest:     /s/ Kathy Mullarkey                             By:         /s/ Priscilla I. Hechler
        ----------------------------------------                        -------------------------------------
Name:       Kathy Mullarkey                                 Name:       Priscilla I. Hechler
Title:      Compliance Coordinator                          Title:      Assistant Secretary


                                                            AFSG SECURITIES CORPORATION


Attest:     /s/ Kathy Mullarkey                             By:         /s/ Priscilla I. Hechler
        ----------------------------------------                        -------------------------------------
Name:       Kathy Mullarkey                                 Name:       Priscilla I. Hechler
Title:      Compliance Coordinator                          Title:      Assistant Vice President and
                                                                        Assistant Secretary
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